Exhibit (e)(1)(e)

Schedule A
Pacific Funds Distribution Agreement

PF AIM Blue Chip Fund
PF AIM Aggressive Growth Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Lazard International Value Fund
PF MFS International Large-Cap Fund
PF PIMCO Inflation Managed Fund
PF PIMCO Managed Bond Fund
PF Pacific Life Money Market Fund
PF Putnam Equity Income Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Real Estate Fund
PF Van Kampen Mid-Cap Growth Fund
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS

By: /s/ Glenn S. Schafer

Name: Glenn S. Schafer

Title: President

PACIFIC SELECT DISTRIBUTORS, INC.

By: /s/ Edward R. Byrd

Name: Edward R. Byrd

Title: Vice President, Chief Financial Officer

By: /s/ Audrey L. Milfs

Name: Audrey L. Milfs

Title: Secretary

Effective: December 31, 2004